GMAC Mortgage




                SERVICER COMPLIANCE STATEMENT (Item 1123)

                         GMAC Mortgage, LLC

                            2006-QWH2O

The undersigned, a duly authorized officer of GMAC Mortgage, LLC, as servicer (the "Servicer") pursuant to the applicable servicing agreement, does hereby certify that:

1. A review of the Servicer's activities during the period covered by the Issuing Entity's report on Form 10-K and of the Servicer's performance under the applicable servicing agreement has been made under my supervision.

2. To the best of my knowledge, based on such review, the Servicer has fulfilled all of its obligations under the applicable servicing agreement in all material respects throughout such period.

IN WITNESS WHEREOF, the undersigned has duly executed this Certificate this 17th day of March 2008.



By:  /s/Anthony N. Renzi
     --------------------------------
     Name: Anthony N. Renzi
     Title: Executive Vice President
















GMAC Mortgage, LLC
1100 Virginia Drive
Ft. Washington, PA 19034